              As filed with the Securities and Exchange Commission
                               on December 3, 1998
                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                          SCB COMPUTER TECHNOLOGY, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                      ------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-1201561
                         ------------------------------
                      (I.R.S. employer identification no.)

                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                        -------------------------------
          (Address of principal executive offices, including zip code)

                          SCB COMPUTER TECHNOLOGY, INC.
                            1997 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full title of the plan)

                                GORDON L. BATEMAN
                            1365 WEST BRIERBROOK ROAD
                            MEMPHIS, TENNESSEE 38138
                         ------------------------------
                     (Name and address of agent for service)

                                 (901) 754-6577
                             -----------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                          Proposed maximum    Proposed maximum       Amount of
Title of securities   Amount to be        offering price      aggregate offering     registration
to be registered      registered          per share(1)        price                  fee
--------------------------------------------------------------------------------------------------
Common Stock          1,800,000 shares    $8.3125             $14,962,500            $4,160
--------------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and is based on the average of the high and low price per share of the Registrant's Common Stock, as reported on The Nasdaq Stock Market's National Market on November 27, 1998.

                      REGISTRATION OF ADDITIONAL SECURITIES


         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of SCB Computer Technology, Inc., a Tennessee corporation (the "Registrant"), for the Registrant's 1997 Stock Incentive Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The Registration Statement on Form S-8 (Registration No. 333-36971) previously filed by the Registrant with the Securities and Exchange Commission on October 1, 1997, is hereby incorporated by reference herein.

Item 8.           Exhibits

         See Exhibit Index (page II-3).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of November, 1998.

                   SCB COMPUTER TECHNOLOGY, INC.


                   By: /s/ Ben C. Bryant, Jr.
                      ----------------------------------------------------------
                       Ben C. Bryant, Jr., Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben C. Bryant, Jr. and Gary E. McCarter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                         Title                                     Date
           ---------                         -----                                     ----
 /s/ T. Scott Cobb                  Chairman of the  Board                       November 30, 1998
------------------------------
T. Scott Cobb


 /s/ Ben C. Bryant, Jr.             Vice Chairman of the Board,                  November 30, 1998
------------------------------      Chief Executive Officer
Ben C. Bryant, Jr.                  (Principal Executive Officer),
                                    President, and Treasurer


 /s/ Gary E. McCarter               Chief Financial Officer                      November 30, 1998
------------------------------      (Principal Financial and
Gary E. McCarter                    Accounting Officer)


 /s/ James E. Harwood               Director                                     November 30, 1998
------------------------------
James E. Harwood


 /s/ Joseph W. McLeary              Director                                     November 30, 1998
------------------------------
Joseph W. McLeary

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
     4.1                   Amended and Restated Charter of the Registrant
                           (incorporated herein by reference to Exhibit 3.1 to
                           Registration Statement on Form S-1 (Registration No.
                           33-80707))

     4.2                   Articles of Amendment to the Amended and Restated
                           Charter, dated November 3, 1998

     4.3                   Amended and Restated Bylaws of the Registrant
                           (incorporated herein by reference to Exhibit 3.2 to Registration Statement on Form S-1 (Registration No.
                           33-80707))

     4.4                   SCB Computer Technology, Inc. 1997 Stock Incentive
                           Plan, as amended

     5                     Opinion of Bass, Berry & Sims PLC

     23.1                  Consent of Ernst & Young, LLP

     23.2                  Consent of Bass, Berry & Sims PLC (included in
                           Exhibit 5)

     24                    Power of Attorney (included on Page II-2)








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